Exhibit 10.10


                                    AGREEMENT

      THIS AGREEMENT ("Agreement"), dated May 13, 2002, is between ZENASCENT, INC., a corporation organized under the laws of the State of Delaware whose address is 1 Montauk Highway, Southampton, New York 11968 (the "Company"), and SUMMIT TRADING LIMITED, with its principal office at Charlotte House, Charlotte Street, Nassau, Bahamas ("Summit").

      WHEREAS, simultaneous with the execution and delivery of this Agreement, the Company has entered into a consulting agreement (the "Consulting Agreement") with Investor Relations Services, Inc. ("IRSI") pursuant to which Consulting Agreement IRSI has agreed to provide certain investor and public relations services to the Company (the "Services"); and

      WHEREAS, IRSI has requested that Summit reimburse IRSI, promptly upon request, for all or a substantial portion of the actual out-of-pocket costs and expenses which will be incurred by IRSI in performing the Services under the Consulting Agreement; and

      WHEREAS, Summit is willing to promptly reimburse IRSI, upon request, for all of the foregoing costs and expenses, up to a maximum of $600,000 in the aggregate, in consideration for IRSI assigning to Summit all rights to receive the Compensation described in Section 5(a) of the Consulting Agreement; and

      WHEREAS, the Company is willing to pay such Compensation to Summit, subject to its execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    REIMBURSEMENT FOR COSTS AND EXPENSES.

            (a) In consideration for payment of the Compensation described in
Section 3 below, Summit hereby agrees to promptly pay or reimburse IRSI upon requests for all actual out-of-pocket costs and expenses incurred by IRSI on behalf of the Company in connection with the performance of the Services described in the Consulting Agreement, up to a maximum of $600,000 of such costs and expenses in the aggregate to be incurred over the term of such Consulting Agreement.

            (b) Subject to Summit's compliance with the terms and conditions of this Agreement, the Company agrees to issue to Summit all of the Compensation otherwise payable


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by the Company to IRSI, and IRSI hereby agrees to such issuance of the
Compensation.

      2.    RELATIONSHIP AMONG THE PARTIES.

      Summit acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the Summit does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influences over its management.

      3.    COMPENSATION.

      The Company agrees to issue to Summit, or its designee, an aggregate of 2,631,580 unregistered and restricted shares of common stock, $.001 par value per share, of the Company, or shares of preferred stock of the Company which are convertible into such number of shares of common stock (the "Stock"). The Consultant acknowledges that the Company may not currently have sufficient shares of common stock authorized and unissued to allow the issuance of such number of shares of Common Stock or, if applicable, the conversion of such preferred stock. The Company agrees to use its reasonable commercial efforts to amend its structural documents to all for such issuance or conversion.

      The Stock will not be registered for resale and will be restricted securities under Rule 144, as promulgated under the Securities Act of 1933, as amended (the "Act"). Certificates evidencing all of the shares of the Stock shall be issued in the name of Summit, and delivered to Summit within five business days of execution and delivery of this Agreement. Upon delivery of the certificates evidencing the Stock, as aforesaid, the Company shall have no further payment obligations of any kind to IRSI under the terms of the Consulting Agreement.

      Summit agrees that it will not, directly or indirectly, pledge, hypothecate, encumber, sell or transfer in any fashion 1,315,790 of the shares of the Stock prior to August 1, 2003.

      4.    INVESTMENT REPRESENTATION.

            (a) The Company represents and warrants that it has provided Summit with access to all publicly available information regarding the Company and other available information requested by Summit concerning the Company's condition, financial and otherwise, its management, its business and its prospects. The Company represents that it has provided Summit with all copies of the Company's filings for the prior twelve (12) months, if any (the "Disclosure Documents"), made under the rules and regulations promulgated under the Act, as amended, or the Securities Exchange Act of 1934, as amended. Summit acknowledges that the


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acquisition of the securities to be issued to Summit involves a high degree of risk. Summit represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Summit with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Summit upon the filing or any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act. The Company hereby represents that it does not currently have any of its securities in registration.

            (b) Summit represents that neither it nor its officers, directors, or employees are subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission by virtue of any violations of their rules and regulations and that to the best of its knowledge neither is its affiliates nor subcontractors are subject to any such disciplinary action.

            (c) If required by United States law or regulation, Summit will take necessary steps to prepare and file any necessary forms to comply with the transfer of the shares of stock from Company to Summit, including, if required, form 13(d).

5.    REGISTRATION OF SECURITIES AND LIQUIDATED DAMAGES.

      The Company hereby acknowledges that time is of the essence with respect to removal of the 144 restriction legend from the Shares. Subject to the volume restrictions of Rule 144 and the availability of current public information concerning the Company and provided that Summit complies with the resale provisions of Rule 144, in the event the legend is not removed from the certificate(s) evidencing the Stock within thirty (30) days after written demand made following (i) one year from the issuance date with respect to 1,315,790 of the shares of the Stock and (ii) after August 1, 2003 with respect to 1,315,790 of the shares of the Stock, the Company agrees to issue either an additional number of shares of common stock equal to ten percent (10%) of the total number of shares of Stock with respect to which the failure to remove the legend arises for each additional thirty (30) day delay in removing any Rule 144 legend, or the cash equivalent of such shares. In the event of a delay of less than a full thirty (30) day period, Summit shall be entitled to a pro-rata allocation of additional shares. Notwithstanding the foregoing, Summit recognizes that the Company's counsel will only be able to issue an opinion to the Company's transfer agent to remove the 144 restriction legend from the Shares if the Company and Summit shall then comply with all of the applicable provisions of Rule 144 and a failure by Summit to provide the appropriate information and documents reasonably requested by the Company's counsel shall relieve the Company of its obligation to issue such additional shares or make such additional payment, as the case may be.


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6.    MISCELLANEOUS PROVISIONS.

            (a) Time.  Time is of the essence of this Agreement.

            (b) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

            (c) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

            (d) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

            (e) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

            (f) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

            (g) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

            (h) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

            (i) Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.


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            (j)   Arbitration.

            If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

            Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

            The situs of the arbitration shall be New York, New York.

            In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator.

            (k) Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice, to the other party.

            (l) Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of New York.

            (m) Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

            (n) Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

            (o) Counterparts. This Agreement may be executed in duplicate counterparts,


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each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

            (p) Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

            (q) Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.


ZENASCENT, INC.                           SUMMIT TRADING LIMITED


By:  /s/ Jim DiLorenzo                    By:  /s/ Richard Fixaris
     --------------------------                -------------------------------
      Jim  DiLorenzo                           Richard Fixaris, Attorney-in-Fact
      Executive Vice President


INVESTOR RELATIONS SERVICES, INC.


By: /s/ Richard Fixaris
    ---------------------------
      Richard Fixaris, President